Exhibit 99.1

Mohawk Group Furthers Execution of M&A Strategy Announcing Accretive Acquisition of Mueller,

Pursteam, Pohl and Schmitt and Spiralizer E-Commerce Brands

Company Establishes Preliminary 2021 Net Revenue Outlook Range of $290-320 million

Conference Call to be Held Wednesday, December 2, 2020 at 8:30 am ET

NEW YORK, December 1, 2020 – Mohawk Group Holdings, Inc. (Nasdaq: MWK) (“Mohawk” or the “Company”) today announced it acquired the assets of leading e-commerce business brands Mueller, Pursteam, Pohl and Schmitt, and Spiralizer (the “Acquired Brands”) from 9830 Macarthur LLC (“9830”), ZN Direct LLC, and Reliance Equities Group, LLC. The Acquired Brand’s unaudited trailing twelve month revenue and operating income as of September 30, 2020, were approximately $77.5 million and $13.1 million, respectively.

Yaniv Sarig, Co-Founder and Chief Executive Officer of the Company, commented, “We are excited to announce this acquisition, which we are confident will achieve key strategic, financial and growth objectives for Mohawk and furthers our goal of building the consumer product platform of the future. By acquiring the assets of these four strong brands, we are demonstrating how our M&A strategy can be a powerful factor in our growth and profitability going forward. The 43 new products we are adding to our portfolio are mainly part of the home and kitchen small appliances category and will expand our existing large appliance product portfolio. In the last twelve months, private equity and venture capital backed companies have raised significant funding to fuel the acquisition of Amazon brands and we believe our technology platform and agile supply chain position Mohawk to be a leader in this space moving forward.”

As consideration for the Acquired Brands, Mohawk paid $25,000,000 in cash, issued 4,220,000 shares of Mohawk common stock and issued a promissory note in the amount of approximately $15.8 million related to inventory acquired from the sellers (such note amount subject to adjustment following a post closing physical inspection). Subject to the achievement of certain contribution margin thresholds during each of the 12 month periods ending December 31, 2021 and 2022, Mohawk also granted 9830 (for the benefit of all sellers) the right to certain earn out payments related to sales of products under the Acquired Brands. The cash and common stock payment reflect an approximate 4x multiple on the trailing twelve month operating income of the Acquired Brands as of September 30, 2020. In connection with the transaction, 9830 agreed to a six month lockup and to five year voting and standstill terms.

Refinancing of Term Loan

Mohawk today also announced the refinancing of its existing term loan credit facility through the issuance of a Senior Secured Note to an institutional lender. The Company received gross proceeds of $38 million in exchange for the Senior Secured Note with an aggregate principal amount of $43 million. The new loan will be repaid over 24 equal monthly cash payments of $1.8 million. In connection with the Senior Secured Note, the Company issued to the institutional lender warrants to purchase an aggregate of 2,864,133 shares of the Company’s common stock at a strike price of $9.01, which represents a 27.6% premium to the closing price on November 30, 2020.

A.G.P. / Alliance Global Partners acted as sole placement agent on the debt transaction.

Increased 2020 Outlook

For full year 2020, the Company expects net revenue to be in the range of $180.0 million to $190.0 million, up from $175.0 million to $185.0 million, reflecting the addition of the Acquired Brands. The Company continues to expect to generate positive Adjusted EBITDA in the fourth quarter of 2020, excluding one-time items for transaction-related costs of the acquisition, and for the full year basis 2020.

The most directly comparable GAAP financial measure for Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending December 31, 2020, and for the twelve months ending December 31, 2020, due primarily to quarterly interest expense, net and stock-based compensation expense.

The historical revenue and operating income of the Acquired Brands are subject to the completion of the Company’s standard procedures for the preparation and completion of its financial statements and completion of an audit by the Company’s independent registered public accounting firm.

2021 Preliminary Outlook

For full year 2021, the Company expects net revenue to be in the range of $290.0 million to $320.0 million.

Conference Call Details

Management will host a conference call on Wednesday December 2, 2020 at 8:30 a.m. ET to discuss the acquisition. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) and provide the conference ID: 7385844. The conference call will also be available to interested parties through a live webcast at https://ir.mohawkgp.com.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc., together with its subsidiaries (“Mohawk”), is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. In addition to the Acquired Brands, Mohawk has seven owned and operated brands: hOme, Vremi, Xtava, Truweo, Holonix, Aussie Health and RIF6. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty-related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding this acquisition, our M&A strategy, our goal of building the consumer products company of the future, the potential for our company to be a leader in the acquisition of Amazon businesses, the potential acquisition of additional businesses in the future, our ability to create significant operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform, our expectations regarding future growth through the launch of products under our brands and the acquisition of additional brands, our expected 2020 net revenue and preliminary 2021 outlook, including any expected impact that this acquisition may have thereon, and the statements about our expected Adjusted EBITDA and net loss for the fourth quarter of 2020 and full year 2020. These forward-

looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to this acquisition; those related to our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky, Mohawk Group

ilya@mohawkgp.com

917-905-1699